UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

Goldenwell Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56275

(Commission File Number)

84-2896086

 (IRS Employer Identification No.)

581 Boston Mills Road, Suite 300

Hudson, Ohio 44087

(Address of principal executive offices)(Zip Code)

(440) 666-7999

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On November 13, 2024, Goldenwell Biotech, Inc. (the “Company”) notified Yusufali & Associates, LLC (“Yusufali & Associates”) that the Company had dismissed Yusufali & Associates as the independent registered public accounting firm of the Company.  The Board of Directors of the Company recommended and approved the dismissal.

The Securities and Exchange Commission has notified the Company that Public Company Accounting Oversight Board has revoked the registration Yusufali & Associates.

The reports of Yusufali & Associates regarding the Company’s financial statements as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for the years then ended, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.  The reports of Yusufali & Associates, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

For the years ended December 31, 2023 and 2022, and during the subsequent interim period through the date of dismissal, the Company had no disagreement with Yusufali & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Yusufali & Associates, would have caused them to make reference thereto in their report on the Company’s financial statements for such years ended December 31, 2023 and 2022, and during the subsequent interim period through the date of dismissal.  There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Yusufali & Associates a copy of the above disclosures and requested Yusufali & Associates to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  Yusufali & Associates’s response is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On November 14, 2024, the board of directors of the Company resolved to engage the independent registered public accounting firm Michael Gillespie & Associates, PLLC (“Michael Gillespie & Associates”), as the Company’s new independent registered public accountants, which appointment Michael Gillespie & Associates has accepted.

During the two most recent fiscal years and the interim period preceding the engagement of Michael Gillespie & Associates, the Company has not consulted with Michael Gillespie & Associates regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Yusufali & Associates or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K. The Company did not have any disagreements with Yusufali & Associates and therefore did not discuss any past disagreements with Michael Gillespie & Associates.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

16.1	Letter from Yusufali & Associates, LLC, dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDENWELL BIOTECH, INC.

Date: November 14, 2024	By:	/s/ Shuang Liu
Name: Shuang Liu
Title: Chief Executive Officer

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